     As filed with the Securities and Exchange Commission on March 17, 1997

                                                    Registration No. 33-89384-LA


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              Arizona                                           86-0498857
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)


                            2030 East Speedway Blvd.
                                Tucson, AZ 85719
                    (Address of principal executive offices)
                                   (Zip Code)

            Prologic Management Systems, Inc. 1994 Stock Option Plan
                            (Full title of the plan)

                                 James M. Heim
                     President and Chief Executive Officer
                          2030 East Speedway Boulevard
                             Tucson, Arizona 85719
                    (Name and address of agent for service)

                                 (520) 320-1000
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                           Joseph P. Richardson, Esq.
                               Brown & Bain, P.A.
                           2901 North Central Avenue
                                   Suite 2000
                             Phoenix, Arizona 85012
                                 (602) 351-8000



==========================================================================================
                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
                                            Proposed       Proposed
                               Amount        Maximum        Maximum          Amount
   Title of Securities          to be     Offering Price    Aggregate          of
    to Be Registered         Registered     Per Share (1) Offering Price  Registration Fee
-------------------------------------------------------------------------------------------
Common Stock, no par value   500,000 shares    $1.8125       $906,250        $312.50
===========================================================================================


      (1) Plus such additional number of shares as may be required pursuant to the Registrant's 1994 Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

      (2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act of 1933, as amended on the basis of the average of the high and low prices of the Common Stock as quoted on the NASDAQ Small Cap Market on March 13, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to 500,000 shares of Common Stock, without par value, of Prologic Management Systems, Inc. (the "Registrant"), being registered for use under the Registrant's 1994 Stock Option Plan (the "Plan").

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The description of the Common Stock contained in the Company's Prospectus included in the Registration Statement on Form SB-2, File No. 33-89384-LA, as filed pursuant to Rule 424(b) under the Securities Act;
     (b) Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 1996.
     (c) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996;
     (c) Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996;
     (d) Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1996; and
     (e) Current Report on Form 8-KSB, as amended, dated October 28, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of the Registrant limit the liability of directors for monetary damages to the fullest extent allowed by Arizona law. The effect of this provision is that the Registrant and shareholders, through derivative suits, may not recover monetary damages against a director for breach of the fiduciary duty of care, including those resulting from negligence, with certain exceptions. Directors may still be liable for monetary damages for breach of fiduciary duty for: i) acts or omissions involving intentional misconduct or knowing or culpable violation of law; ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or involve an absence of good faith by the director; iii) any transaction in which a director received an improper personal benefit; iv) acts or omissions showing a reckless disregard of the director=s duty to the corporation and its shareholders; v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of duty; vi) liabilities arising out of transactions between the corporation and a director; of vii) making improper distributions to shareholders or loans to directors.

     The Articles of Incorporation also allow the Registrant to indemnify its agents to the maximum extent permitted by Arizona law. Generally speaking, agents (such as officers, directors and employees) must be indemnified if the agent prevails on any claim made against him while acting as an agent. In cases where indemnification is required, the Registrant is required to advance costs of attorneys fees and other expenses, as well as costs of litigation and settlement to the person indemnified. The Registrant has entered into indemnification agreements with its directors and officers. The Registrant also maintains a directors=s and officer=s liability insurance policy, as is customary in the industry.

     Sections 10-851 and 10-852 of the Arizona Revised Statutes provide for the permissive or mandatory indemnification by a corporation of its directors against liability in certain circumstances. In addition, Sections 10-851 and 10-202 of the Arizona Revised Statutes provide that a corporation may, in its articles of incorporation,


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


specifically authorize broader indemnification of its directors (on either a mandatory or permissive basis) than would otherwise be provided by law. Under these statutes, a corporation such as the Registrant that has provided in its articles of incorporation for mandatory indemnification of directors in all circumstances permitted by law shall indemnify its directors against liability for any action taken as directors (or any failure to take action), other than liability for (a) the amount of a financial benefit received by a director to which the director is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation of Section 10-833 of the Arizona Revised Statutes relating to the authorization of unlawful distributions to shareholders; or (d) an intentional violation of criminal law. However, indemnification is not available in connection with any proceeding (i) by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) charging improper financial benefit to the director in which the director is adjudged liable on the basis that such an improper financial benefit was received by the director.

     Under the Registrant's Articles and Section 10-856 of the Arizona Revised Statutes, the Registrant's obligation to indemnify its officers against liability is comparable to its obligation to indemnify its directors as described in the preceding paragraph.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

        4.2  Specimen of Common Stock Certificate (incorporated by reference to
             Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2
            (File No. 33-89384-LA) ("Form SB-2").

        4.11 Prologic Management Systems, Inc. 1994 Stock Option Plan, Form of Incentive Stock Option Agreement, and Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.15 to the Form SB-2).

        5    Opinion of Brown & Bain, P.A.

        23.1 Consent of KPMG Peat Marwick LLP.

        23.2 Consent of Brown & Bain, P.A. (included in Exhibit 5 hereto)

        24   Power of Attorney (included on page 4 hereto)

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



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





         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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





                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on March 17, 1997.


                           Prologic Management Systems, Inc.

                           By:   /s/ James M. Heim
                                 -------------------------------------
                                 James M. Heim
                                 President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                               POWER OF ATTORNEY

KNOW ALL MEN BE THESE PRESENTS, that each person whose signature appears below constitute and appoints James M. Heim and William E. Wallin, each as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Signature                      Name and Title                      Date
     ---------                      --------------                      ----



/s/ James M. Heim                   James M. Heim,                      March 17, 1997
------------------------            President and Chief Executive       --------------
                                    Officer (Principal Executive
                                    Officer) and Director


/s/ Richard E. Metz                 Richard E. Metz,                     March 17, 1997
------------------------            Executive Vice President, Chief      --------------
                                    Operating Officer, Secretary
                                    and Director


/s/ William E. Wallin               William E. Wallin,                   March 17, 1997
------------------------            Vice President, Finance, Chief       --------------
                                    Financial Officer, and
                                    Treasurer (Principal Financial
                                    and Accounting Officer)



/s/ Herbert F. Day                  Herbert F. Day, Director             March 17, 1997
------------------------                                                 --------------



/s/ Luke V. McCarthy                Luke V. McCarthy, Director           March 17, 1997
------------------------                                                 --------------


/s/ Craig W. Rauchle                Craig W. Rauchle, Director           March 17, 1997
------------------------                                                 --------------



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




INDEX TO EXHIBITS

                                                                                    Sequentially
                                                                                    Numbered
Exhibit No.  Exhibit                                                                Page
-----------  -------                                                                ----

4.2          Specimen Common Stock Certificate (incorporated by reference to
             Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2
             (File No. 33-89384-LA) ("Form SB-2")

4.11         Prologic Management Systems, Inc. 1994 Stock Option Plan, Form of
             Incentive Stock Option Agreement, and Form of Non-Qualified Stock
             Option Agreement (incorporated by reference to Exhibit 10.15 to the Form SB-2).

5            Opinion of Brown & Bain, P.A.                                              7

23.1         Consent of KPMG Peat Marwick LLP.                                          9

23.2         Consent of Brown & Bain, P.A. (included in Exhibit 5 hereto)               7

24           Power of Attorney (included on page 5 hereto)                              5



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